Exhibit 31.2b

 CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of UC Asset LP, a limited partnership (the “Partnership”) on Form 10-Q for the period ending September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Larry Xianghong Wu, Majority Member of General Partner of the Partnership, acting in the capacity as Principal Accounting Officer, certifies to the best of my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to UC Asset LP, and will be retained by UC Asset LP and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 22, 2021

By:	/s/ Larry Xianghong Wu
Larry Xianghong Wu
Majority Member of General Partner, in the capacity as
Principal Accounting Officer